UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 26, 2008

BOND LABORATORIES, INC.

Nevada	333-137170	20-3464383
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number )	(I.R.S. Employer Identification No.)

777 S. Highway 101, Suite 215 Solana Beach, CA		92075
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 858-847-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

NOT APPLICABLE
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", "us", "our", "our company," or "the Corporation" refers to Bond Laboratories, Inc., a Nevada corporation.

ITEM 3.02 - Unregistered Sale Of Equity Securities.

On June 26, 2008, we completed the first of two financing transactions with certain private investors (the “Purchasers”), pursuant to a related purchase agreement (the “Purchase Agreement”) for an aggregate purchase price of Four Million Dollars ($4,000,000). Pursuant to the Purchase Agreement, we issued to the Purchasers, in reliance upon the exemption provided by Sections 4(2) and 4(6) under the Securities Act of 1933, as amended, for a transaction not involving a public offering and Regulation D promulgated thereunder, (1) common shares of our company (the “Shares”) at a price of One Dollar ($1.00) per share (the “Purchase Price”) and (2) warrants (the “Warrants”) to purchase an aggregate of up the number of shares of our common stock (“Common Stock”) equal to sixty percent (60%) of the number of Shares purchased by each Purchaser pursuant to the terms of the Purchase Agreement. The Warrants shall expire seven (7) years following each closing date and shall have an initial exercise price per share equal to $1.25.

The Shares and Warrants shall be sold and funded in two separate closings (each, a “Closing”). The initial Closing under this Agreement (the “Initial Closing”) shall take place on or about June 26, 2008 (the “Initial Closing Date”) and shall be funded in the amount of Three Million Dollars ($3,000,000). The second Closing under this Agreement (the “Second Closing”) shall take place upon the mutual agreement of the Company and any subsequent Purchaser, but in no event later than July 26, 2008 (the “Second Closing Date”), and shall be funded in the amount of One Million Dollars ($1,000,000).

At the Initial Closing, (i) the holders of certain promissory bridge notes (the “Bridge Notes”), previously issued by the Company, in the aggregate principal amount of $210,000, became, pursuant to the terms of such Bridge Notes, Purchasers under the Purchase Agreement, and such Bridge Notes (plus accrued and unpaid interest) were converted into a number of Shares equal to 120% of the principal amount of such Bridge Notes (plus accrued and unpaid interest) divided by the Purchase Price, in accordance with the terms of the Purchase Agreement. Each holder of Bridge Notes also was issued, as a “Purchaser” under the Purchase Agreement, a Warrant to purchase an aggregate of up the number of shares of our Common Stock equal to sixty percent (60%) of the number of Shares acquired by each such holder upon conversion of such holder’s Bridge Note The principal amount of such Bridge Notes are considered part of the Purchase Price for purposes of the Purchase Agreement

To the extent that a Purchaser would own in excess of 9.99% of the Common Stock outstanding on a Closing Date, in lieu of purchasing Shares that would cause such Purchaser to exceed this 9.99% threshold, such Purchaser purchased shares of the Company’s Series A Convertible Preferred Stock (as described below). In addition, in a separate private transaction, Scott Landow, our Chief Executive Officer, sold Five Million (5,000,000) shares of Series A Convertible Preferred Stock to the Purchasers for an aggregate purchase price of $100,000. The Series A Convertible Preferred Stock provides for, at the holders’ option, the right to convert each share of Series A Convertible Preferred Stock to one share of Common Stock. The Series A Convertible Preferred Stock has no voting rights and has standard liquidation preferences. The Certificate of Designations describing the rights and preferences of the Series A Convertible Preferred Stock is attached hereto as Exhibit 4.2.

In the event we do not achieve (i) aggregate revenue determined in accordance with generally accepted accounting principles in the United States (“GAAP”) of at least $3,800,000 for the calendar year ending December 31, 2008 and (ii) positive adjusted EBITDA (as defined below) for the fourth quarter ending December 31, 2008 (which shall not include specific marketing expenses allocated to sponsorships or any fees paid to athletes, athletes’ agents and sports teams, leagues or sanctioning bodies to endorse the Company and/or its products but shall include any travel and entertainment expenses incurred by the Company in connection with such sponsorships), each as determined by the Company’s audited financial statements for the year ending December 31, 2008, then the Company shall promptly issue to each Purchaser a number of additional shares of Common Stock equal to (A) the product of (1) the number of Shares purchased by such Purchaser pursuant to this Agreement and (2) the quotient obtained by dividing the Per Share Purchase Price by $0.70, minus (B) the number of Shares purchased by such Purchaser pursuant to this Agreement. “EBITDA” shall mean, for any period, the sum, determined on a consolidated basis, of (a) net income (or net loss), (b) interest expense (including the interest component on obligations under capitalized leases but excluding interest income), whether paid or accrued, on all indebtedness, (c) income tax expense, (d) depreciation expense and (e) amortization expense, excluding other non-cash income included in determining net income and extraordinary or unusual gains included in determining net income.

The Company retains a right of first offer such that each Purchaser will notify the Company of the terms and conditions of any private sale or transfer with any third party by the Purchaser (except to affiliates of such Purchaser, which affiliates will be similarly bound by the Company’s right of first offer) of a number of Shares and/or Shares underlying the Warrant (“Warrant Shares”) equal to at least twenty-five percent (25%) of the aggregate number of Shares and Warrant Shares such Purchaser initially acquired pursuant to the terms of the Purchase Agreement (as adjusted for any stock splits, stock dividends, reclassifications, recapitalizations and the like) (a “Subsequent Transfer”). The Company has the right, on the same material terms and conditions as contemplated by such Subsequent Transfer, to purchase the Shares and Warrant Shares.

The Purchasers shall have the right to participate on a pro rata basis with other Purchasers (but in an amount not to exceed the Purchase Price for the Shares) in any future offering of Common Stock (or debt or equity securities convertible onto Common Stock) by the Company, subject to certain limitations as described in the Purchase Agreement, within two (2) years of the Initial Closing Date of June 26, 2008.

The Company has agreed to use commercially reasonable efforts to cause, by or before September 30, 2008, its Bylaws to be amended to provide that the number of authorized seats on its Board of Directors shall be five (5). The Company shall nominate two (2) individuals designated by the Purchasers representing a majority of the then outstanding Shares for election to the Company's Board of Directors.

In connection with the Purchase Agreement, we have granted the Purchasers certain registration rights under a registration rights agreement. We have agreed to file a separate registration statement on Form S-1, or on the same registration statement form of which this prospectus forms a part, for the public resale of the shares of our common stock and the shares of our common stock underlying the Warrants.

Chardan Capital Markets, LLC has acted as one of two placement agents in the offering pursuant to the Purchase Agreement. Chardan Capital Markets, LLC shall receive five (5%) percent of the gross proceeds received by the Company, five year warrants in an amount equal to five percent (5%) of the number of common shares and/or as converted common shares purchased pursuant to the Purchase Agreement, shall be exercisable at 110% of the purchase price of the Shares sold in the Purchase Agreement with shares of common stock underlying the warrant having piggy-back registration rights, and the Company shall sell Series A Convertible Preferred shares to Chardan Capital Markets, LLC in an amount equal to four (4%) percent of the number of Company’s Series A Convertible Preferred Stock sold by the Scott Landow, our Chief Executive Officer to the Purchasers.

Burnham Hill Partners has acted as our other placement agents in the offering pursuant to the Purchase Agreement. Chardan Capital Markets, LLC shall receive five (5%) percent of the gross proceeds received by the Company, five year warrants in an amount equal to five percent (5%) of the number of common shares and/or as converted common shares purchased pursuant to the Purchase Agreement, shall be exercisable at 110% of the purchase price of the Shares sold in the Purchase Agreement with shares of common stock underlying the warrant having piggy-back registration rights, and the Company shall sell Series A Convertible Preferred shares to Chardan Capital Markets, LLC in an amount equal to four (4%) percent of the number of Company’s Series A Convertible Preferred Stock sold by the Scott Landow, our Chief Executive Officer to the Purchasers.

The Purchase Agreement, including exhibits, with the Purchasers is attached hereto as Exhibit 4.1.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits

4.1  Form of Common Stock and Warrant Purchase Agreement between Bond Laboratories, Inc. and certain investors, exhibits attached.

4.2  Certificate of Designations of Rights, preferences and Designations of Series A Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 30, 2008

Bond Laboratories, Inc.

By: /s/ Scott Landow
Scott Landow
Chief Executive Officer, Director